Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No.: 333-283649) and Form S-3 (No.: 333-274818) of our report dated January 16, 2024 with respect to the audited consolidated financial statements of CIMG, Inc. (formerly known as NuZee, Inc.) for the year ended September 30, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 30, 2025